Exhibit 11


SHELDAHL, INC. AND SUBSIDIARY
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
(in thousands, except per share data)

                                          	For The Nine Months Ended

                                            	May 30,       	May 31,
                                             	1997          	1996
                                            	_______       	_______

Primary Earnings Per Share:

Weighted average number of issued
   shares outstanding                         	8,952	        8,247

Effect of exercise of stock options
   under the treasury stock method                	-          	277
                                            	_______      	_______

Weighted average shares outstanding used
   to compute primary earnings per share      	8,952        	8,524
                                            	=======      	=======

Net income (loss)                          	$(4,971)       	$3,953
                                            	=======      	=======

Net income (loss) per share                	$ (0.56)       	$ 0.46
	                                            =======      	=======

Fully Diluted Earnings Per Share:

Weighted average number of issued
   shares outstanding                        	8,952         	8,247

Effect of exercise of stock options
   under the treasury stock method               	-           	397
                                           	_______       	_______

Weighted average shares outstanding used
   to compute fully diluted earnings per
   share                                     	8,952         	8,644
	                                           =======       	=======

Net income (loss)                         	$(4,971)       	$ 3,953
                                           	=======       	=======

Net income (loss) per share               	$ (0.56)       	$  0.46
                                           	=======       	=======
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                                          	For The Three Months Ended

                                            	May 30,        	May 31,
                                             	1997           	1996
                                            	_______        	_______

Primary Earnings Per Share:

Weighted average number of issued
   shares outstanding                        	8,989          	8,892

Effect of exercise of stock options
   under the treasury stock method               	-            	307
	                                           _______        	_______

Weighted average shares outstanding used
   to compute primary earnings per share     	8,989          	9,199
	                                           =======        	=======

Net income (loss)                         	$(1,711)        	$ 1,471
                                           	=======        	=======

Net income (loss) per share               	$ (0.19)        	$  0.16
                                           	=======        	=======

Fully Diluted Earnings Per Share:

Weighted average number of issued
   shares outstanding                        	8,989          	8,892

Effect of exercise of stock options
   under the treasury stock method               	-            	397
	                                           _______        	_______

Weighted average shares outstanding used
   to compute fully diluted earnings per
   share                                     	8,989          	9,289
	                                           =======        	=======

Net income (loss)                         	$(1,711)        	$ 1,471
	                                           =======        	=======

Net income (loss) per share               	$ (0.19)        	$  0.16
                                           	=======        	=======
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